Exhibit No. 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Plan Administrator
United Retail Group Retirement Savings Plan
     We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-48500), pertaining to United Retail Group, Inc., of our report dated June 19, 2007, on the financial statements and supplemental schedule of the United Retail Group Retirement Savings Plan, which is included in this annual report (Form 11-K) as of and for the year ended December 31, 2006.

AMPER, POLITZINER & MATTIA, P.C.
June 19, 2007
Bridgewater, New Jersey